Exhibit 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Sirius XM Holdings Inc, a Delaware corporation (the “Company”), does hereby certify, to such officer's knowledge, that:
The Annual Report on Form 10-K for the period ended December 31, 2025 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 5, 2026	/s/ JENNIFER C. WITZ
Jennifer C. Witz
Chief Executive Officer and Director (Principal Executive Officer)

Dated:	February 5, 2026	/s/ ZACHARY J. COUGHLIN
Zachary J. Coughlin
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.